Exhibit 10.47

MASTER BUSINESS MANAGEMENT AND INVESTMENT ADVISORY AGREEMENT

AGREEMENT made this 31st day of December, 2002, by Ivy Fund (the “Fund”) and Waddell & Reed Ivy Investment Company (the “Manager”).

WHEREAS, the Fund is an open-end investment company organized as a Massachusetts business trust and consists of one or more separate investment portfolios (the “Portfolios”) as may be established and designated from time to time;

WHEREAS, the Fund desires the services of the Manager as business manager and investment adviser with respect to such Portfolios as shall be designated in supplements to this Agreement as further agreed between the Fund and the Manager; and

WHEREAS, the Fund engages in the business of investing and reinvesting the assets of the Portfolios in the manner and in accordance with the investment objectives and restrictions specified in the currently effective prospectus and statement of additional information (the “Prospectus”) relating to the Portfolios included in the Fund’s Registration Statement, as amended from time to time, filed by the Fund under the Investment Company Act of 1940 (the “1940 Act”) and the Securities Act of 1933;

NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, the parties agree as follows:

1.              Appointment. The Fund hereby appoints the Manager to provide the business management and investment advisory services specified in this Agreement with regard to such Portfolios as shall be designated in supplements to this Agreement, and the Manager hereby accepts such appointment.

2.             Investment Advisory Services.

(a)             As investment adviser to the Portfolios, the Manager shall make investments for the account of each Portfolio in accordance with the Manager’s best judgment and within the investment objectives and restrictions set forth in the Prospectus applicable to the Portfolios, the 1940 Act and the provisions of the Internal Revenue Code relating to regulated investment companies, subject to policy decisions adopted by the Fund’s Board of Trustees.

(b)            The Manager will determine the securities to be purchased or sold by each Portfolio and will place orders pursuant to its determinations with any broker or dealer who deals in such securities. The Manager also shall (i) comply with all reasonable requests of the Fund for information, including information required in connection with the Fund’s filing with the Securities and Exchange Commission (the “SEC”) and state securities commissions, and (ii) provide such other services as the Manager shall from time to time determine to be necessary or useful to the administration of the Portfolios.

(c)             The Manager shall furnish to the Fund’s Board of Trustees periodic reports on the investment performance of each Portfolio and on the performance of its obligations under this Agreement and shall supply such additional reports and information as the Fund’s officers or Board of Trustees shall reasonably request.

(d)            On occasions when the Manager deems the purchase or sale of a security to be in the.best interest of a Portfolio as well as other customers, the Manager, to the extent permitted by applicable law, may aggregate the securities to be so sold or purchased in order to obtain the best execution or lower brokerage commissions, if any. The Manager also may purchase or sell a particular security for one or more customers in different amounts. On either occasion, and to the extent permitted by applicable law and regulations, allocation of the securities so purchased or sold, as well as the expenses incurred in the transaction, will be made by the Manager in the manner it considers to be the most equitable and consistent with its fiduciary obligations to the Portfolio involved and to such other customers.

3.             Business Management Services.

(a)             The Manager shall supervise the Portfolios’ business and affairs and shall provide such services reasonably necessary for the operation of the Portfolios as are not provided by employees or other agents engaged by the Portfolios; provided, that the Manager shall not have any obligation to provide under this Agreement any direct or indirect services to the Portfolios’ shareholders, any services related to the distribution of the Portfolios’ shares, or any other services which are the subject of a separate agreement or arrangement between the Portfolios and the Manager. Subject to the foregoing, in providing business management services hereunder, the Manager shall, at its expense, (1) coordinate with the Portfolios’ Custodian and monitor the services it provides to the Portfolios; (2) coordinate with and monitor any other third parties furnishing services to the Portfolios; (3) provide the Portfolios with the necessary office space, telephones and other communications facilities as are adequate for the Portfolios’ needs; (4) provide the services of individuals competent to perform administrative and clerical functions which are not performed by employees or other agents engaged by the Portfolios or by the Manager acting in some other capacity pursuant to a separate agreement or arrangement with the Portfolios; (5) maintain or supervise the maintenance by third parties of such books and-records of the Fund as may be required by applicable Federal or state law; (6) authorize and permit the Manager’s directors, officers and employees who may be elected or appointed as trustees or officers of the Fund to serve in such capacities; and (7) take such other action with respect to the Fund, after approval by the Fund, as may be required by applicable law, including without limitation the rules and regulations of the SEC and of state securities commissions and other regulatory agencies.

(b)             The Manager may retain third parties to provide these services to the Fund, at the Manager’s own cost and expense. The Manager shall make periodic reports to the Fund’s Board of Trustees on the performance of its obligations under this Agreement, other than services provided to the Fund by third parties retained in accordance with the previous sentence.

4.               Expenses of the Fund. Except as provided in paragraph 3 or as provided in any separate agreement between the Portfolios and the Manager, the Fund shall be responsible for all of its expenses and liabilities, including: (1) the fees and expenses of the Fund’s Trustees who are not “interested persons” (as defined in the 1940 Act) of any party to this Agreement (“Independent Trustees”); (2) the salaries and expenses of any of the Fund’s officers or employees who are not affiliated with the Manager; (3) interest expenses; (4) taxes and governmental fees, including any original issue taxes or transfer taxes applicable to the sale or delivery of shares or certificates therefor; (5) brokerage commissions and other expenses incurred in acquiring or disposing of portfolio securities; (6) the expenses of registering and qualifying shares for sale with the SEC and with various state securities commissions; (7) accounting and legal costs; (8) insurance premiums; (9) fees and expenses of the Fund’s Custodian and Transfer Agent and any related services; (10) expense’s of obtaining quotations of portfolio securities and of pricing shares; (11) expenses of maintaining the Fund’s legal existence and of shareholders’ meetings; (12) expenses of preparation and distribution to existing shareholders of periodic reports, proxy materials and prospectuses; (13) fees and expenses of membership in industry organizations; and (14) such nonrecurring or extraordinary expenses as may arise, including litigation affecting the Fund, and any indemnification by the Fund of its officers, directors, employees and agents with respect thereto.

5.               Standard of Care. The Manager shall give the Fund the benefit of the Manager’s best judgment and efforts in rendering business management and investment advisory services pursuant to paragraphs 2 and 3 of this Agreement. As an inducement to the Manager’s undertaking to render these services, the Fund agrees that the Manager shall not be liable under this Agreement for any mistake in judgment or in any other event whatsoever except for lack of good faith, provided that nothing in this Agreement shall be deemed to protect or purport to protect the Manager against any liability to the Fund or its shareholders to which the Manager would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of the Manager’s duties under this Agreement or by reason of the Manager’s reckless disregard of its obligations and duties hereunder.

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6.               Fees. In consideration of the services to be rendered by the Manager pursuant to paragraphs 2 and 3 of this Agreement, each Portfolio shall pay the Manager a monthly fee on the first business day of each month, based on the average daily value (as determined on each business day at the time set forth in the Prospectus of the Portfolio for determining net asset value per share) of the net assets of the Portfolio during the preceding month at the annual rates set forth in a supplement to this Agreement with respect to each Portfolio. If the fees payable to the Manager pursuant to this paragraph 6 begin to accrue before the end of any month or if this Agreement terminates before the end of any month, the fees for the period from that date to the end of that month or from the beginning of that month to the date of termination, as the case may be, shall be prorated according to the proportion which the period bears to the full month in which the effectiveness or termination occurs. For purposes of calculating the monthly fees, the value of the net assets of a Portfolio shall be computed in the manner specified in the Portfolio’s Prospectus for the computation of net asset value. For purposes of this Agreement, a “business day” is any day on which the New York Stock Exchange is open for trading.

7.               Ownership of Records. All records required to be maintained and preserved by the Portfolios pursuant to the provisions or rules or regulations of the SEC under Section 31(a) of the 1940 Act and maintained and preserved by the Manager on behalf of the Portfolios are the property of the Portfolios and shall be surrendered by the Manager promptly on request by the Portfolios; provided, that the Manager may at its own expense make and retain copies of any such records.

8.               Duration and Termination.

(a)             This Agreement shall become effective as of the date first written above or such later date as the shareholders may approve this Agreement, and shall continue in effect until December 31, 2003, provided, that the Agreement will continue in effect with respect to a Portfolio beyond December 31, 2003, only so long as the continuance is specifically approved at least annually (i) by the vote of a majority of the outstanding voting securities of that Portfolio (as defined in the 1940 Act) or by the Fund’s entire Board of Trustees, and (ii) by the vote, cast in person at a meeting called for that purpose, of a majority of the Fund’s Independent Trustees.

(b)             This Agreement may be terminated with respect to a Portfolio at any time, without the payment of any penalty, by a vote of a majority of the outstanding voting securities of that Portfolio (as defined in the 1940 Act) or by a vote of a majority of the Fund’s entire Board of Trustees on sixty (60) days’ written notice to the Manager or by the Manager on sixty (60) days’ written notice to the Fund. This Agreement shall terminate automatically in the event of is assignment (as defined in the 1940 Act).

9.               Retention of Sub-Advisers. Subject to a Portfolio’s obtaining any initial and periodic approvals that are required under Section 15 of the 1940 Act, the Manager may retain a sub-adviser with respect to that Portfolio, at the Manager’s own cost and expense.

10.             Services to Other Clients. Nothing herein contained shall limit the freedom of the Manager or any affiliated person of the Manager to render investment supervisory and administrative services to other investment companies, to act as investment adviser or investment counselor to other persons, firms or - corporations, or to engage in other business activities.

11.             Miscellaneous.

(a)             This Agreement shall be construed in accordance with the laws of the State of Florida, provided that nothing herein shall be construed in a manner inconsistent with the 1940 Act.

(b)             The captions in this Agreement are included for convenience of reference only and in no way define or delineate any of the provisions hereof or otherwise affect their construction or effect.

(c)           The Fund’s Declaration of Trust has been filed with the Secretary of State of The Commonwealth of Massachusetts. The obligations of the Fund are not personally binding upon, nor shall resort be had to the private property of, any of the Trustees, shareholders, officers, employees or agents of the Fund, but only the Fund’s property shall be bound. It is further understood and acknowledged that all persons dealing with any Portfolio must look solely to the property of such Portfolio for the enforcement of any claims against that Portfolio as neither the Trustees, shareholders, officers, employees or agents assume any personal liability for obligations entered into on behalf of any Portfolio. No Portfolio shall be liable for the obligations or liabilities of any other Portfolio.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.

IVY FUND

By:	/s/ Kristen A. Richards
Kristen A. Richards
Title: Vice President

WADDELL & REED IVY INVESTMENT COMPANY

By:	/s/ Henry J. Herrmann
Henry J. Herrmann
Title: President

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IVY FUNDS

MASTER BUSINESS MANAGEMENT AND INVESTMENT ADVISORY

AGREEMENT SUPPLEMENT

Ivy Cundill Global Value Fund
Ivy European Opportunities Fund
Ivy International Growth Fund
Ivy International Core Equity Fund
Ivy Pacific Opportunities Fund

AGREEMENT originally made as of the 31st day of December, 2002, by and between Ivy Funds (f/k/a Ivy Fund) (the “Fund”) and Ivy Investment Management Company (the “Manager”), and amended as of August 25, 2004, March 27, 2006, and May 24, 2006 and further amended as of August 26, 2009.

WHEREAS, the Fund is an open-end investment company organized as a Massachusetts business trust and consists of such separate investment portfolios as have been or may be established and designated by the Trustee of the Fund from time to time;

WHEREAS, a separate class of shares of the Fund is offered to investors with respect to each investment portfolio;

WHEREAS, the Fund has adopted a Master Business Management and Investment Advisory Agreement dated December 31, 2002 (the “Master Agreement”), pursuant to which the Fund has appointed the Manager to provide the business management and investment advisory services specified in that Master Agreement; and

WHEREAS, Ivy Cundill Global Value Fund, Ivy European Opportunities Fund, Ivy International Growth Fund, Ivy International Core Equity Fund and Ivy Pacific Opportunities Fund (each a “Portfolio” and, collectively, the “Portfolios”) are separate investment portfolios of the Fund.

NOW, THREREFORE, the Trustees of the Fund hereby take the following actions, subject to the conditions set forth:

1.         As provided for in the Master Agreement, the Fund hereby adopts the Master Agreement with respect to each Portfolio, and the Manager hereby acknowledges that the Master Agreement shall pertain to each Portfolio, the terms and conditions of such Master Agreement being hereby incorporated herein by reference.

2.         The term “Portfolio” as used in the Master Agreement shall, for purposes of this Supplement, pertain to each Portfolio.

3.         As provided in the Master Agreement and subject to further conditions set forth therein, each Portfolio shall pay the Manager a monthly fee on the first business day of each month based upon the average daily value (as determined on each business day at the time set forth in the Prospectus of the applicable Portfolio for determining the net asset value per share) of the net assets of the Portfolio during the preceding month at the following annual rates:

Ivy Cundill Global Value Fund
Net Assets	Fee
Up to $500 million	1.00% of net assets
Over $500 million and up to $1 billion	0.85% of net assets
Over $1 billion and up to $2 billion	0.83% of net assets
Over $2 billion and up to $3 billion	0.80% of net assets
Over $3 billion	0.76% of net assets

Ivy European Opportunities Fund
Net Assets	Fee
Up to $250 million	0.90% of net assets**
Over $250 million and up to $500 million	0.85% of net assets
Over $500 million	0.75% of net assets

Ivy International Growth Fund
Net Assets	Fee
Up to $1 billion	0.85% of net assets
Over $1 billion and up to $2 billion	0.83% of net assets
Over $2 billion and up to $3 billion	0.80% of net assets
Over $3 billion	0.70% of net assets*

Ivy International Core Equity Fund
Net Assets	Fee
Up to $1 billion	0.85% of net assets
Over $1 billion and up to $2 billion	0.83% of net assets
Over $2 billion and up to $3 billion	0.80% of net assets
Over $3 billion	0.70% of net assets*

Ivy Pacific Opportunities Fund
Net Assets	Fee
Up to $500 million	1.00% of net assets
Over $500 million and up to $1 billion	0.85% of net assets
Over $1 billion and up to $2 billion	0.83% of net assets
Over $2 billion and up to $3 billion	0.80% of net assets
Over $3 billion	0.76% of net assets

*Breakpoint schedule approved by the Board of Trustees on May 24, 2006.

**Effective August 26, 2009

4.         This Supplement and the Master Agreement (together, the “Agreement”) Shall become effective with respect to each Portfolio as of the date first written above or such later date as the shareholders may approve the Agreement, and unless sooner terminated as hereinafter provided, the Agreement shall remain in effect with respect to each Portfolio in accordance with the provisions contained in Section 8 of the Master Agreement.

IN WITNESS WHEREOF, the Fund and the Manager have adopted this Supplement as of the date first set forth above.

IVY FUNDS, on behalf of Ivy Cundill Global Value Fund,
Ivy European Opportunities Fund, Ivy International Growth
Fund, Ivy International Core Equity Fund and Ivy Pacific
Opportunities Fund

By:	/s/ Mara Herrington
Mara Herrington
Vice President and Secretary

IVY INVESTMENT MANAGEMENT COMPANY

By:	/s/ Henry J. Herrmann
Henry J. Herrmann
President